As filed with the Securities and Exchange Commission on October 11, 2017

Registration No. 333-204234

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CoreCivic, Inc.

and Additional Subsidiary Guarantor Registrants

(See Table of Additional Registrants Below)

(Exact name of registrant as specified in its charter)

Maryland	62-1763875
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(615) 263-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Damon T. Hininger

President and Chief Executive Officer

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(615) 263-3000

(Address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

F. Mitchell Walker, Jr., Esq.

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

(615) 742-6200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/proposed maximum offering price per unit/proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common Stock (4)
Preferred Stock (4)
Debt Securities
Guarantees of Debt Securities (5)
Warrants
Units

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.
(4)	Includes rights to acquire common stock or preferred stock of the Company under any stockholder rights plan then in effect, if applicable under the terms of any such plan.
(5)	The co-registrants listed in the table below, or any of them, may fully and unconditionally guarantee any series of debt securities registered hereunder. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable with respect to the Guarantees.

TABLE OF ADDITIONAL REGISTRANTS

(As Guarantors of the Debt Securities)

Exact Name of Registrants as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
ACS Corrections of Texas, L.L.C.	Texas	20-5795570
Avalon Corpus Christi Transitional Center, LLC	Texas	46-1415383
Avalon Correctional Services, Inc.	Nevada	13-3592263
Avalon Transitional Center Dallas, LLC	Texas	27-4613742
Avalon Tulsa, L.L.C.	Oklahoma	20-4745035
Carver Transitional Center, L.L.C.	Oklahoma	26-2901939
CCA Health Services, LLC	Tennessee	90-0432377
CCA International, LLC	Delaware	62-1310460
CCA South Texas, LLC	Maryland	47-1965310
CoreCivic of Tennessee, LLC	Tennessee	62-1806755
CoreCivic TRS, LLC	Maryland	46-1705695
CoreCivic, LLC	Delaware	47-5295412
Correctional Alternatives, LLC	California	33-0584728
Correctional Management, Inc.	Colorado	84-0970372
EP Horizon Management, LLC	Texas	26-3366300
Fort Worth Transitional Center, L.L.C.	Oklahoma	26-4351322
Prison Realty Management, LLC	Tennessee	62-1696286
Southern Corrections Systems of Wyoming, L.L.C.	Oklahoma	06-1812920
Technical and Business Institute of America, LLC	Tennessee	38-2999108
TransCor America, LLC (1)	Tennessee	62-1806099
Turley Residential Center, L.L.C.	Oklahoma	26-2988217

*	Except where otherwise noted, the address, including zip code, of the principal executive offices of each subsidiary guarantor listed above is c/o CoreCivic, Inc., 10 Burton Hills Boulevard, Nashville, Tennessee 37215, and the telephone number, including area code, is (615) 263-3000. The guarantors may change from time to time as reflected in subsequent amendments to this Registration Statement.
(1)	The address, including zip code, of the principal executive office of TransCor America, LLC is 646 Melrose Avenue, Nashville, Tennessee 37211, and the telephone number, including area code, is (615) 251-7008.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3ASR (File No. 333-204234) of CoreCivic, Inc. and its subsidiary co-registrants initially filed on May 15, 2015 (the “Registration Statement”), and is being filed for the purpose of (i) adding ACS Corrections of Texas, L.L.C., Avalon Corpus Christi Transitional Center, LLC, Avalon Correctional Services, Inc., Avalon Transitional Center Dallas, LLC, Avalon Tulsa, L.L.C., Carver Transitional Center, L.L.C., CoreCivic, LLC, Correctional Management, Inc., EP Horizon Management, LLC, Fort Worth Transitional Center, L.L.C., Southern Corrections Systems of Wyoming, L.L.C., and Turley Residential Center, L.L.C., as co-registrants with regard to issuances by these subsidiaries of guarantees of debt securities issued by CoreCivic, Inc., and (ii) updating the names of two of our subsidiaries, each originally included in the Registration Statement, from CCA of Tennessee, LLC to CoreCivic of Tennessee, LLC and from CCA TRS, LLC to CoreCivic TRS, LLC. No changes or other additions are being made to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	(1)
Fees and expenses of the trustee	(2)
Printing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Miscellaneous	(2)
Total	(2)

(1)	Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the Registration Statement, and is therefore not currently determinable.
(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Registrants Incorporated or Organized in Maryland

CoreCivic, Inc.

CoreCivic, Inc. (the “Company”) is a corporation incorporated under the laws of the State of Maryland. The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company’s charter provides that, to the maximum extent that Maryland law in effect from time to time permits limitation of liability of directors or officers of corporations, no person who at any time was or is a director or officer of the Company shall be personally liable to the Company or its stockholders for money damages.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property, or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In accordance with the MGCL, the Company is required, as a condition to advancing expenses, to obtain (1) a written affirmation by the director, officer or employee of his or her good faith belief that he/she has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the applicable standard of conduct was not met.

The Company’s bylaws provide that, to the maximum extent permitted by Maryland law in effect from time to time, the Company shall indemnify a director or officer, including any director or officer of the Company who serves at the express request of the Company as an officer or director of another corporation or other enterprise, who is made a party or witness to any proceeding by reason of such status against any loss, liability, judgment, penalty, fine, settlement or expense (including attorneys’ fees) actually incurred by him or her in connection with the proceeding. In addition, the Company’s bylaws provide that the Company shall pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a director or officer made a party or witness to a proceeding by reason of such status, provided that the Company shall have received (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the applicable standard of conduct necessary for indemnification and (2) a written undertaking (which need not be secured) by or on such person’s behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the applicable standard of conduct was not met. The bylaws of the Company also provide that to the maximum extent permitted by Maryland law the Company shall indemnify any director or officer of the Company who serves at the express request of the Company as an officer of another corporation or other enterprise, subject to the limitations set forth in the bylaws of the Company as previously described.

The Company has entered into indemnification agreements with its directors and certain of its officers. The indemnification agreements contractually obligate the Company to indemnify, and advance expenses on behalf of, persons party thereto in connection with claims, suits or proceedings arising as a result of such person’s service as a director or officer of the Company, in accordance with the terms of the indemnification agreements.

The Company also maintains directors’ and officers’ liability insurance to insure against losses arising from claims made against its directors and certain of its officers, subject to the limitations and conditions set forth in such policies.

Maryland Limited Liability Company Guarantors

Each of CCA South Texas, LLC and CoreCivic TRS, LLC (collectively the “Maryland LLC Guarantors”) is a limited liability company organized under the laws of the State of Maryland. The Maryland Limited Liability Company Act provides, that, unless otherwise provided by law or unless otherwise agreed, a limited liability company has the power to indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the limited liability company’s articles of organization or operating agreement.

The limited liability company operating agreements of the Maryland LLC Guarantors provide that the Maryland LLC Guarantors shall indemnify and hold harmless the member, any affiliate of the member, and any officer, director, employee, or agent of the Maryland LLC Guarantors, the member or any of its affiliates, from and against any claim, loss, damage, liability, or reasonable expense (including reasonable attorneys’ fees, court costs, and costs of investigation and appeal) suffered or incurred by reason of, or arising from, the operations, business, or affairs of, or any action taken or failure to act on behalf of, the Maryland LLC Guarantors.

California Limited Liability Company Guarantor

Correctional Alternatives, LLC (“Correctional Alternatives”) is a limited liability company formed under the laws of the state of California. Section 17704.08 of the California Revised Uniform Limited Liability Company Act (“CRULLCA”) provides that a limited liability company shall reimburse for any payment made and indemnify for any debt, obligation, or other liability incurred by a member of a member-managed limited liability company or the manager of a manager-managed limited liability company in the course of the member’s or manager’s activities on behalf of the limited liability company, if, in making the payment or incurring the debt, obligation, or other liability, the member or manager complied with the fiduciary duties provided under CRULLCA. However, Section 17701.10 of CRULLCA provides that the operating agreement may alter or eliminate the indemnification for a member or manager provided by Section 17704.08(a) and may eliminate or limit a member’s or manager’s liability to the enterprise and its members for money damages, except for (1) a breach of the duty of loyalty, (2) a financial benefit received by the member or manager to which the member or manager is not entitled, (3) a member’s liability for excess distributions, (4) intentional infliction of harm on the enterprise or a member, and (5) an intentional violation of criminal law. CRULLCA also provides that a limited liability company may purchase and maintain insurance on behalf of a member or manager of the limited liability company against liability asserted against or incurred by the member or manager in that capacity or arising from that status even if the operating agreement could not eliminate or limit the person’s liability to the limited liability company for the conduct giving rise to the liability.

The limited liability company operating agreement of Correctional Alternatives provides that Correctional Alternatives shall indemnify and hold harmless the member, any affiliate of the member, and any officer, director, employee, or agent of Correctional Alternatives, the member or any of its affiliates, from and against any claim, loss, damage, liability, or reasonable expense (including reasonable attorneys’ fees, court costs, and costs of investigation and appeal) suffered or incurred by any such indemnitee by reason of, or arising from, the operations, business, or affairs of, or any action taken or failure to act on behalf of, Correctional Alternatives.

Colorado Corporation Guarantor

Correctional Management, Inc. is a corporation incorporated under the laws of the state of Colorado. Under the Colorado Business Corporation Act, each person who is or was a director or officer of Correctional Management, Inc. will be indemnified by Correctional Management, Inc. as a matter of right summarized as follows:

a)	Under the Colorado Business Corporation Act, a person who is wholly successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is or was a director of Correctional Management, Inc. shall be indemnified against reasonable expenses (including attorneys’ fees) in connection with such suit or proceeding;

b)	Except as provided in subparagraph (c) below, a director may be indemnified under such law against both (1) reasonable expenses (including attorneys’ fees), and (2) judgments, penalties, fines and amounts paid in settlement, if he acted in good faith and reasonably believed, in the case of conduct in his official capacity as a director, that his conduct was in Correctional Management, Inc.’s best interests, or in all other cases that his conduct was not opposed to the best interests of Correctional Management, Inc., and with respect to any criminal action, he had no reasonable cause to believe his conduct was unlawful, but Correctional Management, Inc. may not indemnify the director if the director is found liable to Correctional Management, Inc. in connection with a suit or proceeding by or in the right of the corporation or is found liable on the basis that personal benefit was improperly received by the director in connection with any suit or proceeding charging improper personal benefit to the director;

c)	In connection with a suit or proceeding by or in the right of Correctional Management, Inc., indemnification is limited to reasonable expenses incurred in connection with the suit or proceeding; and

d)	Officers of Correctional Management, Inc. will be indemnified to the same extent as directors as described in (a), (b) and (c).

The articles of incorporation of Correctional Management, Inc. generally provide that the corporation shall indemnify, to the fullest extent permitted by and in accordance with the Colorado Business Corporation Act, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal by reason of the fact that he is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Delaware Limited Liability Company Guarantors

CCA International, LLC and CoreCivic, LLC are limited liability companies formed under the laws of the state of Delaware. The Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company operating agreement of CoreCivic, LLC provides that such limited liability company shall indemnify and hold harmless its member, any affiliate of the member and any officer, director, employee, or agent of CoreCivic, LLC, the member or any affiliate of the member, from and against any claim, loss, damage, liability, or reasonable expense (including reasonable attorneys’ fees, court costs, and costs of investigation and appeal) suffered or incurred by reason of, or arising from, the operations, business, or affairs of, or any action taken or failure to act on behalf of, CoreCivic, LLC.

Nevada Corporation Guarantor

Avalon Correctional Services, Inc. is a corporation incorporated under the laws of the state of Nevada. Nevada Revised Statutes (“NRS”) 78.7502 permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Pursuant to NRS 78.751(2), the articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. Such indemnification and advancement do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless otherwise ordered by a court, may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. NRS 78.7502(3) further provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in NRS 78.7502(1) or (2), or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

The amended and restated articles of incorporation of Avalon Correctional Services, Inc. generally limit the personal liability of the corporation’s directors to the fullest extent permitted under Nevada law. The bylaws of Avalon Correctional Services, Inc. generally provide that the corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by applicable law, and also provide for the advancement of expenses conditioned on (i) the corporation’s receipt of an undertaking to repay the advanced amounts if it is ultimately determined by a court that the recipient is not entitled to be indemnified and (ii) the determination by the corporation’s board of directors that the indemnitee acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation.

Oklahoma Limited Liability Company Guarantors

Avalon Tulsa, L.L.C., Carver Transitional Center, L.L.C., Fort Worth Transitional Center, L.L.C., Southern Corrections Systems of Wyoming, L.L.C., and Turley Residential Center, L.L.C. (the “Oklahoma LLC Guarantors”) are limited liability companies organized under the laws of the state of Oklahoma. Section 2003 of Title 18 of the Oklahoma Statutes provides that a limited liability company may indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands whatsoever, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, in the articles of organization or operating agreement of the company. Section 2017 of Title 18 of the Oklahoma Statutes provides that the articles of organization or operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in any proceeding because the person is or was a member or manager, but no provision may limit or eliminate the liability of a manager for (i) any breach of the manager’s duty of loyalty to the company or its members, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) any transaction from which the manager derived an improper personal benefit. Section 2017 also provides that the articles of organization or operating agreement may define the scope of any duties owed by the members or managers to the company, if the limitation is not manifestly unreasonable, but a definition may not eliminate the duty of loyalty or the obligation of good faith and fair dealing

The operating agreements of each of the Oklahoma LLC Guarantors provide that such limited liability company shall indemnify and hold harmless its member, any affiliate of the member, and any officer, director, employee, or agent of the company, the member or any of its affiliates (each an “Indemnitee”) from and against any claim, loss, damage, liability, or reasonable expense,(including reasonable attorneys’ fees, court costs, and costs of investigation and appeal) suffered or incurred by any such Indemnitee by reason of, or arising from, the operations, business, or affairs of, or any action taken or failure to act on behalf of, the company.

Tennessee Limited Liability Company Guarantors

Each of CoreCivic of Tennessee, LLC, CCA Health Services, LLC, Prison Realty Management, LLC, Technical and Business Institute of America, LLC and TransCor America, LLC (collectively, the “Tennessee LLC Guarantors”) are limited liability companies formed under the laws of the State of Tennessee. The Tennessee Limited Liability Company Act and the Tennessee Revised Limited

Liability Company Act (collectively, the “Tennessee LLC Acts”) both provide that a limited liability company may indemnify officers and members of the limited liability company against liability if (1) the individual acted in good faith and (2) reasonably believed that such individual’s conduct in his or her official capacity was in the best interest of the limited liability company and in all other cases that such individual’s conduct was at least not opposed to the best interests of the limited liability company and (3) in a criminal proceeding, the individual had no reasonable cause to believe such individual’s conduct was unlawful. The Tennessee LLC Acts also generally provide that a limited liability company may not indemnify a responsible person in connection with a proceeding by or in the right of the limited liability company in which the responsible person was adjudged liable to the limited liability company or in connection with certain proceedings in which such responsible person was adjudged liable on the basis that personal benefit was improperly received by such person. Additionally, limited liabilities companies are generally required to indemnify a responsible person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a responsible person, against reasonable expenses incurred by the person in connection with the proceeding.

The Tennessee LLC Acts prohibit indemnification if a responsible person is adjudged liable for a breach of the duty of loyalty to the limited liability company or its members or for acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law.

The articles of organization and/or the operating agreements of CoreCivic of Tennessee, LLC, CCA Health Services, LLC, and TransCor America, LLC generally provide that such entities shall indemnify their members and officers to the fullest extent permitted by and in accordance with the Tennessee LLC Acts.

Texas Limited Liability Company Guarantors

ACS Corrections of Texas, L.L.C., Avalon Corpus Christi Transitional Center, LLC, Avalon Transitional Center Dallas, LLC, and EP Horizon Management, LLC (the “Texas LLC Guarantors”) are limited liability companies organized under the laws of the State of Texas. Chapter 101 of the Texas Business Organizations Code (“TBOC”) relates specifically to limited liability companies.

Section 101.402 of the TBOC permits a limited liability company to indemnify members, managers, officers or assignees of membership interests in the company and to purchase or procure or establish and maintain liability insurance or another arrangement for such members, managers, officers and assignees of membership interests in the company, subject to such standards, and restrictions, if any, as are set forth in its articles of organization or in its company agreement.

Section 101.401 of the TBOC provides that the company agreement of a limited liability company may expand or restrict any duties, including fiduciary duties, and related liabilities that a member, manager, officer, or other person has to the company or to a member or manager of the company.

The operating agreements of ACS Corrections of Texas, L.L.C., Avalon Corpus Christi Transitional Center, LLC, Avalon Transitional Center Dallas, LLC and EP Horizon Management, LLC provide for the indemnification of the Member (as defined in each of the operating agreements) and each of their officers, directors, employees and agents.

REIT Qualification

Our charter provides that our board of directors may authorize us to revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

Item 16.	Exhibits

(a)	Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Articles of Amendment and Restatement of the Company (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K (Commission File no. 001-16109), filed with the Commission on May 20, 2013 and incorporated herein by this reference).

3.2	Articles of Amendment of the Company (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K (Commission File no. 001-16109), filed with the Commission on November 10, 2016 and incorporated herein by this reference).

3.3	Eighth Amended and Restated Bylaws of the Company (previously filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K (Commission File no. 001-16109), filed with the Commission on November 10, 2016 and incorporated herein by this reference).

4.1	Form of Indenture.**

4.2	Specimen of certificate representing shares of the Company’s Common Stock (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (Commission File no. 001-16109), filed with the Commission on November 10, 2016 and incorporated herein by this reference).

4.3	Base Indenture, dated September 25, 2015 (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (Commission File no. 001-16109), filed with the Commission on September 25, 2015 and incorporated herein by this reference).

4.4	First Supplemental Indenture, dated September 25, 2015 (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K (Commission File no. 001-16109), filed with the Commission on September 25, 2015 and incorporated herein by this reference).

4.5*	Form of Note.

4.6*	Form of Warrant.

4.7*	Form of Warrant Agreement.

4.8*	Form of Guarantee of Debt Securities.

4.9*	Form of Unit Agreement.

5.1	Opinion of Bass, Berry & Sims PLC.

5.2	Opinion of Miles & Stockbridge P.C., as to matters of Maryland law.**

5.3	Opinion of Latham & Watkins LLP, as to matters of California law.**

5.4	Opinion of Brownstein Hyatt Farber Schreck, LLP, as to matters of Colorado law.

5.5	Opinion of Brownstein Hyatt Farber Schreck, LLP, as to matters of Nevada law.

5.6	Opinion of McAfee & Taft, as to matters of Oklahoma law.

5.7	Opinion of Liechty, McGinnis, Berryman & Bowen, LLP, as to matters of Texas law.

8.1	Opinion of Latham & Watkins LLP regarding tax matters.**

12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges and Preferred Share Dividends for the Years Ended 2012, 2013, 2014, 2015 and 2016.

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

23.2	Consent of Miles & Stockbridge P.C. (included in Exhibit 5.2).**

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.3). **

23.4	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibits 5.4 and 5.5).

23.5	Consent of McAfee & Taft (included in Exhibit 5.6).

23.6	Consent of Liechty, McGinnis, Berryman & Bowen, LLP (included in Exhibit 5.7).

23.7	Consent of Latham & Watkins LLP (included in Exhibit 8.1).**

23.8	Consent of Ernst & Young LLP, independent registered public accounting firm.**

24.1	Powers of Attorney of certain officers, directors and members (included on the signature pages hereto with respect to the new subsidiary guarantors listed in this Post-Effective Amendment No. 1 to Form S-3ASR).

24.2	Powers of Attorney of certain officers, directors and members (incorporated by reference to the signature pages hereto, and previously included on the signature pages of the Registration Statement on Form S-3ASR filed on May 15, 2015 with respect to the registrant and all other subsidiary guarantors).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the indenture filed as Exhibit 4.2 above.**

*	To be filed by post-effective amendment, as applicable, or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Previously filed with this Registration Statement on Form S-3ASR filed on May 15, 2015.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, Tennessee, on the 11th day of October, 2017.

CoreCivic, Inc.

By:	/s/ Damon T. Hininger
Damon T. Hininger
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

/s/ Damon T. Hininger	October 11, 2017
Damon T. Hininger President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ *	October 11, 2017
David M. Garfinkle Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ *	October 11, 2017
Mark A. Emkes Chairman of the Board of Directors

/s/ *	October 11, 2017
Donna M. Alvarado Director

/s/ *	October 11, 2017
Robert J. Dennis Director

/s/ Stacia A. Hylton	October 11, 2017
Stacia A. Hylton Director

/s/ *	October 11, 2017
Anne L. Mariucci Director

/s/ *	October 11, 2017
Thurgood Marshall, Jr. Director

/s/ *	October 11, 2017
Charles L. Overby Director

/s/ *	October 11, 2017
John R. Prann, Jr. Director

*By:	/s/ Damon T. Hininger
Damon T. Hininger Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, Tennessee, on the 11th day of October, 2017.

CoreCivic TRS, LLC

By: CoreCivic, Inc. Its sole member

By:	/s/ Damon T. Hininger
Damon T. Hininger President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

/s/ Damon T. Hininger	October 11, 2017
Damon T. Hininger President and Chief Executive Officer (Principal Executive Officer)

/s/ *	October 11, 2017
David M. Garfinkle Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Brian C. Hammonds	October 11, 2017
Brian C. Hammonds Vice President, Finance & Controller (Principal Accounting Officer)

*By:	/s/ Damon T. Hininger
Damon T. Hininger Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, Tennessee, on the 11th day of October, 2017.

CCA South Texas, LLC

By: CoreCivic, Inc., Its sole member

By:	/s/ Damon T. Hininger
Damon T. Hininger President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

/s/ Damon T. Hininger	October 11, 2017
Damon T. Hininger President and Chief Executive Officer (Principal Executive Officer)

/s/ *	October 11, 2017
David M. Garfinkle Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Brian C. Hammonds	October 11, 2017
Brian C. Hammonds Vice President, Finance & Controller (Principal Accounting Officer)

*By:	/s/ Damon T. Hininger
Damon T. Hininger Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, Tennessee, on the 11th day of October, 2017.

CoreCivic of Tennessee, LLC

By: CoreCivic TRS, LLC Its sole member
By:	/s/ Damon T. Hininger
Damon T. Hininger President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

/s/ Damon T. Hininger	October 11, 2017
Damon T. Hininger President and Chief Executive Officer (Principal Executive Officer)

/s/ *	October 11, 2017
David M. Garfinkle Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Brian C. Hammonds	October 11, 2017
Brian C. Hammonds Vice President, Finance & Controller (Principal Accounting Officer)

*By:	/s/ Damon T. Hininger
Damon T. Hininger Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, Tennessee, on the 11th day of October, 2017.

TransCor America, LLC

By:	/s/ *
Curtiss D. Sullivan Chief Manager and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

/s/ *	October 11, 2017
Curtiss D. Sullivan Chief Manager and President (Principal Executive Officer)

/s/ *	October 11, 2017
David M. Garfinkle Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Brian C. Hammonds	October 11, 2017
Brian C. Hammonds Vice President, Finance & Controller (Principal Accounting Officer)

*By:	/s/ Damon T. Hininger
Damon T. Hininger Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, Tennessee, on the 11th day of October, 2017.

CCA Health Services, LLC CCA International, LLC Prison Realty Management, LLC Technical and Business Institute of America, LLC Correctional Alternatives, LLC

By: CoreCivic of Tennessee, LLC, Its sole member

By:	/s/ Damon T. Hininger
Damon T. Hininger President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

ON BEHALF OF THE FOLLOWING CO-REGISTRANTS:

CCA Health Services, LLC

CCA International, LLC

Prison Realty Management, LLC

Technical and Business Institute of America, LLC

Correctional Alternatives, LLC

/s/ Damon T. Hininger	October 11, 2017
Damon T. Hininger President and Chief Executive Officer (Principal Executive Officer)

/s/ *	October 11, 2017
David M. Garfinkle Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Brian C. Hammonds	October 11, 2017
Brian C. Hammonds Vice President, Finance & Controller (Principal Accounting Officer)

*By:	/s/ Damon T. Hininger
Damon T. Hininger Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, Tennessee, on the 11th day of October, 2017.

Avalon Transitional Center Dallas, LLC

By:	CoreCivic of Tennessee, LLC, Its sole member

By:	/s/ Damon T. Hininger
Damon T. Hininger President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Damon T. Hininger, President and Chief Executive Officer, and David M. Garfinkle, Executive Vice President and Chief Financial Officer, or either of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to the Registration Statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

/s/ Damon T. Hininger	October 11, 2017
Damon T. Hininger President and Chief Executive Officer (Principal Executive Officer)

/s/ David M. Garfinkle	October 11, 2017
David M. Garfinkle Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Brian C. Hammonds	October 11, 2017
Brian C. Hammonds Vice President, Finance & Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, Tennessee, on the 11th day of October, 2017.

Avalon Correctional Services, Inc.

By:	/s/ Damon T. Hininger
Damon T. Hininger President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Damon T. Hininger, President and Chief Executive Officer, and David M. Garfinkle, Executive Vice President and Chief Financial Officer, or either of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to the Registration Statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

/s/ Damon T. Hininger	October 11, 2017
Damon T. Hininger President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ David M. Garfinkle	October 11, 2017
David M. Garfinkle Executive Vice President and Chief Financial Officer (Principal Financial Officer) and Director

/s/ Brian C. Hammonds	October 11, 2017
Brian C. Hammonds Vice President, Finance & Controller (Principal Accounting Officer)

/s/ Scott D. Irwin	October 11, 2017
Scott D. Irwin Director

/s/ Patrick D. Swindle	October 11, 2017
Patrick D. Swindle Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, Tennessee, on the 11th day of October, 2017.

ACS Corrections of Texas L.L.C.
Avalon Corpus Christi Transitional Center, LLC
Avalon Tulsa, L.L.C.
Carver Transitional Center, L.L.C.
EP Horizon Management, LLC
Fort Worth Transitional Center, L.L.C.
Southern Corrections Systems of Wyoming, L.L.C.
Turley Residential Center, L.L.C.

By: Avalon Correction Services, Inc.
its sole member

By:	/s/ Damon T. Hininger
Damon T. Hininger
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Damon T. Hininger, President and Chief Executive Officer, and David M. Garfinkle, Executive Vice President and Chief Financial Officer, or either of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to the Registration Statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

ON BEHALF OF THE FOLLOWING CO-REGISTRANTS:

ACS Corrections of Texas L.L.C.

Avalon Corpus Christi Transitional Center, LLC

Avalon Tulsa, L.L.C.

Carver Transitional Center, L.L.C.

EP Horizon Management, LLC

Fort Worth Transitional Center, L.L.C.

Southern Corrections Systems of Wyoming, L.L.C.

Turley Residential Center, L.L.C.

/s/ Damon T. Hininger	October 11, 2017
Damon T. Hininger President and Chief Executive Officer (Principal Executive Officer)

/s/ David M. Garfinkle	October 11, 2017
David M. Garfinkle Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Brian C. Hammonds	October 11, 2017
Brian C. Hammonds Vice President, Finance & Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, Tennessee, on the 11th day of October, 2017.

CoreCivic, LLC By: CoreCivic, Inc. its sole member

By:	/s/ Damon T. Hininger
Damon T. Hininger
President and Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Damon T. Hininger, President and Chief Executive Officer, and David M. Garfinkle, Executive Vice President and Chief Financial Officer, or either of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to the Registration Statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

/s/ Damon T. Hininger	October 11, 2017
Damon T. Hininger President and Chief Executive Officer (Principal Executive Officer)

/s/ David M. Garfinkle	October 11, 2017
David M. Garfinkle Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Brian C. Hammonds	October 11, 2017
Brian C. Hammonds Vice President, Finance & Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, Tennessee, on the 11th day of October, 2017.

Correctional Management, Inc.

By:	/s/ Shannon Carst
Shannon Carst
President and Managing Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Damon T. Hininger, Chief Executive Officer, and David M. Garfinkle, Executive Vice President and Chief Financial Officer, or either of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to the Registration Statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

/s/ Damon T. Hininger	October 11, 2017
Damon T. Hininger Chief Executive Officer (Principal Executive Officer)

/s/ David M. Garfinkle	October 11, 2017
David M. Garfinkle Executive Vice President and Chief Financial Officer (Principal Financial Officer) and Director

/s/ Brian C. Hammonds	October 11, 2017
Brian C. Hammonds Vice President, Finance & Controller (Principal Accounting Officer)

/s/ Patrick Swindle	October 11, 2017
Patrick Swindle Director